Exhibit 10.19

                                December 23, 1999

Siti-Sites.com, Inc.
594 Broadway, Suite 1001
New York, New York 10012

Re: Stock Purchase Agreement

Gentlemen:

      The following sets forth the terms and conditions of a purchase of common stock, $0.001 par value per share (the "Common Stock"), and options to purchase additional Common Stock of Siti-Sites.com, Inc. (the "Company") by Powers & Company ("Powers"), Robert Ingenito ("Ingenito"), and John Dinozzio ("Dinozzio" and, together with Powers and Ingenito, the "Purchasers").

      1. Purchase. (a) Powers agrees to purchase two hundred thousand (200,000) shares of Common Stock, and an option to acquire one hundred thousand (100,000) additional shares of Common Stock at an exercise price of two dollars and fifty cents ($2.50) per share, exercisable for five years (the "Powers Option"), for a total purchase price of two hundred fifty thousand dollars ($250,000), (b) Ingenito agrees to purchase one hundred thousand (100,000) shares of Common Stock, and an option to acquire fifty thousand (50,000) additional shares of Common Stock at an exercise price of two dollars and fifty cents ($2.50) per share, exercisable for five years (the "Ingenito Option"), for a total purchase price of one hundred twenty-five thousand dollars ($125,000), and (c) Dinozzio agrees to purchase one hundred thousand (100,000) shares of Common Stock, and an option to acquire fifty thousand (50,000) additional shares of Common Stock at an exercise price of two dollars and fifty cents ($2.50) per share, exercisable for five years (the "Dinozzio Option" and, together with the Ingenito Option and the Powers Option, the "Options"), for a total purchase price of one hundred twenty-five thousand dollars ($125,000). The terms and provisions of the Powers Option, the Ingenito Option and the Dinozzio Option are set forth in Exhibits A, B and C, respectively, annexed hereto.

      2. Stock Certificates; Payment. On the date hereof, (a) the Company has authorized the Company's transfer Agent to deliver to the Purchasers one or more stock certificates for the Common Stock purchased by them, issued in their names or in such name(s) as may be designated by them, (b) the Company has delivered to the Purchasers the executed Options, and (c) each Purchaser has delivered to the Company a bank or certified check in the amount of the purchase price to be paid by him, as set forth in Section 1 above.

      3. Representations and Warranties of the Company. These representations and warranties shall survive for twelve (12) months following the date hereof. In consideration of the purchase and sale described above and the remaining terms hereof, the Company represents and warrants to its knowledge that as of the date hereof:

            (a) Stock Ownership. Upon issuance to the Purchasers, the Common Stock purchased hereunder (including the Common Stock underlying the Options) will be duly authorized and validly issued, fully paid and non-assessable. The Options will be enforceable in accordance with their respective terms.

            (b) Title. Following consummation of the transactions described above, the Company warrants title to the Common Stock and the Options purchased hereunder, and covenants and agrees at its expense to defend each Purchaser's right, title and ownership of the Common Stock purchased hereunder (whether issued on the date hereof or upon exercise of an Option) against the claims and demands of all persons whomsoever.

            (c) Company's Good Standing. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, and has all necessary powers to carry on its business as now operated by it.

            (d) Authorization to Convey Stock. (i) The Company has full power and authority to enter into this Agreement and the Options, and the Company has full power and authority to sell, convey, assign and transfer the Common Stock and the Options purchased hereunder to the Purchasers and otherwise consummate the transaction contemplated by this Agreement; (ii) this Agreement constitutes the valid and binding obligation of the Company, enforceable in accordance with its terms; (iii) neither the execution and delivery of this Agreement and the Options, nor the consummation of the transaction contemplated herein in the manner herein provided, will violate any agreement to which the Company is a party or by which the Company is bound, or any law, order, decree or judgment applicable to the Company; and (iv) no authorization, approval or consent of any third party is required for the lawful execution, delivery and performance of this Agreement and the Options by the Company.

      4. Representations and Warranties of the Purchasers. In consideration of the purchase and sale described above and the remaining terms hereof, each Purchaser has executed and delivered to the Company an Investor's Representation Letter in the form attached hereto as Exhibit D, pursuant to which he makes certain representations and warranties to the Company as of the date hereof.

      5. Modification, Discharge, Termination. Neither this Agreement nor any provisions hereof shall be modified, discharged, or terminated except by an instrument in writing signed by the party against whom any waiver, change, discharge, or termination is sought.

      6. Notices. Any notice, demand, or other communication that any party hereto may be required, or may elect, to give to any other party hereunder shall be sufficiently given if (a) deposited, postage prepaid, registered or certified, return receipt requested, addressed to such address as may be given herein; or (b) delivered personally or via nationally recognized overnight courier at such address.

      7. Successors and Assigns. Except as otherwise provided herein, this Agreement shall be binding upon and inure to the parties' benefit and the benefit of the parties' successors, legal representatives, and assigns.

      8. Entire Agreement. This Agreement and the Exhibits hereto contains the entire agreement of the parties, and there are no representations, covenants, or other agreements except as stated or referred to herein.

      9. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York, both substantive and remedial.

      10. Severability. If any provision of this Agreement shall be held to be void or unenforceable under the laws of any place governing its construction or enforcement, this Agreement shall not be voidable as a result thereof, but shall be construed to be otherwise in force with the same effect as though such provisions were omitted.

      11. Section Headings. The section headings contained herein are for reference purpose only and shall not in any way affect the meaning or interpretation of this Agreement.

      If the foregoing accurately reflects our agreement, please so indicate in the appropriate space below.

SITI-SITES.COM, INC.                    POWERS & CO.


By: /s/ Lawrence M. Powers              By: /s/ Lawrence M. Powers
    -------------------------------        -------------------------------------
Name: Lawrence M. Powers                Name: Lawrence M. Powers
Its:  Chairman/CEO                      Its:  Owner/Sole Proprietor

Address:                                Address:
594 Broadway, Suite 1001                47 Beech Road
New York, New York 10012                Englewood, New Jersey 07631


/s/ Robert Ingenito                     /s/ John Dinozzio
-----------------------------------     ----------------------------------------
ROBERT INGENITO                         JOHN DINOZZIO

Address:                                Address:

-----------------------------------     ----------------------------------------

-----------------------------------     ----------------------------------------

-----------------------------------     ----------------------------------------


                                   3